UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 16, 2013

SCBT Financial Corporation

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	001-12669	57-0799315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Gervais Street, Columbia, South Carolina	29201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 277-2175

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events

On July 16, 2013, SCBT Financial Corporation, a South Carolina corporation (“SCBT”) and First Financial Holdings, Inc., a Delaware corporation (“First Financial”), entered into a memorandum of understanding (the “MOU”) with plaintiffs and other named defendants regarding the settlement of a putative class action lawsuit filed in the Court of Chancery of the State of Delaware (the “Court”) in response to the announcement of the execution of an Agreement and Plan of Merger, dated as of February 19, 2013  (the “Merger Agreement”), by and between SCBT and First Financial.  Pursuant to, and subject to the terms and conditions of, the Merger Agreement, First Financial will merge with and into SCBT, with SCBT as the surviving entity following the merger (the “Merger”).

As described in greater detail in the joint proxy statement/prospectus dated June 18, 2013 (the “Definitive Proxy”) forming a part of the registration statement on Form S-4, as amended, filed by SCBT with the SEC and declared effective by the SEC on June 13, 2013, on March 5, 2013, a purported shareholder of First Financial filed a lawsuit in the Court, captioned Arthur Walter v. R. Wayne Hall et al., No. 8386-VCN.  On March 25, 2013, another purported shareholder of First Financial filed a lawsuit in the same court captioned Emmy Moore v. R. Wayne Hall et al., No. 8434-VCN.  On April 18, 2013, the Court of Chancery issued an order consolidating the two lawsuits into one action captioned In re First Financial Holdings, Inc. Shareholder Litigation, No. 8386-VCN (the “Lawsuit”).  On May 7, 2013, the plaintiffs filed a consolidated amended complaint on behalf of a putative class of First Financial’s common shareholders (the “Complaint”). The Complaint names as defendants First Financial, the current members of First Financial’s board of directors (the “Director Defendants”) and SCBT.

Under the terms of the MOU, SCBT, First Financial, the Director Defendants and the plaintiffs have agreed to settle the Lawsuit subject to the approval of the Court.  If the Court approves the settlement contemplated by the MOU, the Lawsuit will be dismissed with prejudice and the defendants will be released from any claims that plaintiffs and the alleged class of First Financial shareholders may have based upon, arising out of, or related to the Merger, Defendants’ consideration of the Merger, and any disclosures or public filings related to the Merger (other than any claims of First Financial stockholders under the federal securities law entirely unrelated to the Merger or any disclosures related thereto).  Pursuant to the terms of the MOU, SCBT and First Financial have agreed to make available additional information to First Financial shareholders.  The additional information is contained below in this Current Report on Form 8-K (the “Current Report”) and should be read in conjunction with the Definitive Proxy, which should be read in its entirety.  In return, the plaintiffs have agreed to the dismissal of the Lawsuit with prejudice and not to seek any interim relief in favor of the alleged class of First Financial stockholders.  The parties to the MOU have not had any discussions regarding potential fees and expenses of the plaintiffs’ attorneys; however, the parties have agreed to engage in good faith negotiations regarding an award of such fees and expenses.  The defendants have reserved all rights to oppose the amount of any petition by the plaintiffs and their attorneys for an award of fees and expenses (to the extent any arguments do not contradict the MOU) in the event that the parties are unable to reach agreement on such an award.  The parties to the MOU have agreed that final resolution by the Court of any fee petition will not be a precondition to the dismissal of the Lawsuit.  There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Court will approve the settlement, even if the parties were to enter into such stipulation.  In such event, the proposed settlement as contemplated by the MOU may be terminated.

The settlement will not affect the consideration to be paid to First Financial shareholders in connection with the Merger or the timing of the special meetings of First Financial and SCBT shareholders, which are scheduled for July 24, 2013 in Charleston, South Carolina and Columbia, South Carolina, respectively, to consider and vote upon a proposal to approve the Merger Agreement, among other things.

SCBT, First Financial and the Director Defendants deny each of the allegations in the Lawsuit and believe the prior disclosures in the Definitive Proxy are adequate under applicable law.  First Financial and the Director Defendants have informed SCBT that they maintain that they have complied with their fiduciary duty and other applicable legal duties in all respects in connection with the Merger and any disclosure obligations in connection therewith.  SCBT, First Financial and the Director Defendants have agreed to settle the Lawsuit in order to avoid costly litigation and reduce the risk of any delay to the completion of the Merger.  Nothing in this Current Report or any stipulation of settlement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein or therein.

SUPPLEMENT TO THE DEFINITIVE PROXY

The following information supplements the Definitive Proxy and should be read in conjunction with the Definitive Proxy, which should be read in its entirety.  All page references in the information below are to pages in the Definitive Proxy, and terms used below have the meanings set forth in the Definitive Proxy, unless otherwise defined below.  Without admitting in any way that the disclosures below are material or otherwise required by law, SCBT and First Financial make the following supplemental disclosures:

The following disclosure supplements the discussion at page 50 of the Definitive Proxy concerning the status, following the Merger, of the Series A Preferred Stock issued by First Financial to the United States Treasury in the TARP Capital Purchase Program:

In March 2012, the United States Treasury sold all 65,000 shares of First Financial’s Series A preferred stock (the “Preferred Stock”) to third parties in an auction.  First Financial did not participate in that auction, but retains the right to redeem the Preferred Stock at a price equal to the sum of the $1,000 liquidation value plus any accrued and unpaid dividends, subject to any required regulatory approval.  Upon consummation of the Merger each share of Preferred Stock, except for shares held by First Financial or SCBT, will be converted into the right to receive one share of preferred stock of SCBT, to be designated Series A Fixed Rate Cumulative Perpetual Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share, and having rights, preferences, privileges and voting powers not materially less favorable than those of the Preferred Stock.  As a result of the sale of the Preferred Stock by the United States Treasury, the restrictions on executive compensation applicable to First Financial as a participant in the TARP Capital Purchase Program terminated.

The following disclosure is inserted between the third and fourth sentences of the paragraph spanning pages 47 and 48 of the Definitive Proxy:

Messrs. Hill, Hall and Hood believed that such a strategic transaction might result in a number of benefits for the combined institution, including the ability to achieve certain efficiencies and cost synergies with respect to operational and regulatory expenses, and better penetration of commercial and consumer banking markets.

The following disclosure supplements the discussion at page 47 of the Definitive Proxy concerning the consideration by First Financial’s Board of strategic alternatives other than the SCBT business combination during the period from 2009 to January 10, 2013:

During the period beginning in 2009 and through January 10, 2013, First Financial, with the assistance of its financial advisor, Sandler O’Neill + Partners, L.P., examined certain strategic opportunities with other financial institutions other than SCBT.  First Financial senior management met with the senior management of at least one other potential acquisition candidate to discuss such strategic opportunities.  During this period, SCBT and First Financial senior management periodically met to review and discuss potential strategic opportunities involving the two companies.

The following disclosure is inserted between the first and second sentences of the first full paragraph on page 48 of the Definitive Proxy:

As a result of SCBT’s progress in the integration of its previous acquisitions and the continued geographic fit of First Financial with SCBT’s post-acquisition geographic footprint, as well as Mr. Hill’s assessment of the current financial services market generally and regional and local economic conditions in particular, Mr. Hill believed that such a strategic transaction might be appropriate at such time.

The following disclosure supplements the discussion at page 48 of the Definitive Proxy concerning the conclusions reached by the First Financial Board regarding the proposed business combination with SCBT during the execution session of  the Board’s January 24, 2013 Board meeting:

During the January 24, 2013 executive session, the Board did not conclude whether First Financial was more likely to successfully achieve the goals of its strategic plan independently or through a combination with SCBT.  Senior management was instructed to engage advisors to assist management with a due diligence process of SCBT to advise the Board in making this determination.  No further discussion of the potential transaction occurred during the general session of the Board meeting.

The final two sentences of the second full paragraph on page 49 of the Definitive Proxy are revised in their entirety to read as follows (supplemental disclosure is underlined):

Management reviewed with the board of directors the continuing diligence of First Financial’s credit portfolio, including a discussion of the number and average size of loans in First Financial’s loan portfolio as well as First Financial’s loan loss provision and charge-off history, and discussed with the board the results of management’s review and benchmarking of the First Financial strategic plan, including discussion regarding First Financial’s acquisition history, geographic locations, pro forma branch footprint, and employees.  Also at this meeting, the board of directors received a presentation from Keefe, Bruyette & Woods, which included a review of the anticipated pro forma effects of a strategic transaction with First Financial and a discussion of the assumptions and sensitivities regarding the same, as well as an analysis of the pro forma impact of certain indicative pricing levels for a strategic business combination transaction between the parties.

The final sentence of the second full paragraph on page 49 on the Definitive Proxy is revised in its entirety to read as follows (supplemental disclosure is underlined):

Also at this meeting, the board of directors received a presentation from Keefe, Bruyette & Woods, which included a review of the anticipated pro forma effects of a strategic transaction with First Financial and a discussion of the assumptions and sensitivities (the degree to which the pro forma effects might change based on changes to certain underlying assumptions) regarding the same.

The following disclosure is inserted prior to the final sentence of the fourth full paragraph on page 49 of the Definitive Proxy:

SCBT arrived at the $18.00 price per First Financial common share following discussions between Messrs. Hill and Hall during which Mr. Hall indicated that he believed the First Financial board of directors would not approve a transaction at a lower price.

The following disclosure supplements the discussion at page 50 of the Definitive Proxy regarding senior management’s due diligence of SCBT as discussed with First Financial’s Board during the February 15, 2013 Board meeting:

Members of First Financial’s senior management reviewed and discussed the due diligence process with the First Financial Board.  These discussions included a review and discussion of the mark SCBT management had assigned to First Financial’s loan portfolio, and information regarding the combination’s expected business metrics, costs savings, and benefits to, and impact on, First Financial’s constituents.

The following disclosure supplements the discussion at page 50 of the Definitive Proxy concerning the First Financial Board’s determination to focus on merger discussions with SCBT as opposed to seeking out other merger partners or continuing the pursuit of its strategic plan:

First Financial’s Board determined to focus on merger discussions with SCBT, as opposed to seeking out other merger partners or continuing the pursuit of its strategic plan, in large part due to the Board’s belief that the resultant South Carolina-based regional franchise could not be achieved with another financial institution and that First Financial could realize its strategic goals faster, on a stronger platform, on a greater scale and with stronger financial results than it could achieve by itself.  Additional reasons that the Board focused on the merger discussions with SCBT are included in the section below titled “First Financial’s Reasons for the Merger; Recommendation of First Financial’s Board of Directors.”

The penultimate sentence of the first full paragraph on page 50 of the Definitive Proxy is revised in its entirety to read as follows (supplemental disclosure is underlined):

During this time, the parties continued to conduct final due diligence regarding the proposed transaction, including completion of certain disclosure schedules to accompany the merger agreements, ongoing review of certain material contracts and leases to which First Financial was a party, discussion regarding First Financial’s pending and threatened legal proceedings and review of First Financial’s employee benefits and severance plans.

The following disclosure supplements the discussion at page 50 of the Definitive Proxy concerning First Financial’s Board’s February 19, 2013 meeting:

During the merger negotiation process that occurred between February 15, 2013 and February 19, 2013, members of First Financial’s management team discussed First Financial’s due diligence review of SCBT with First Financial’s advisors, certain members of First Financial’s Board, and with members of SCBT’s management and advisor teams.  The information derived from this process was consistent with, and further supported, management’s analysis of the potential combination as discussed with First Financial’s Board at its February 15, 2013 meeting.

The final sentence of the first full paragraph on page 50 of the Definitive Proxy is revised in its entirety to read as follows (supplemental disclosure is underlined):

Also during this time, following discussion, the companies agreed to calculate the fixed exchange ratio associated with the agreed-upon $18.00 per share value for First Financial shares based on the simple, non-volume-weighted average closing price of SCBT’s common stock for the fifteen-trading-day period ended February 15, 2013, which resulted in the final fixed exchange ratio of 0.4237.

The following disclosure is inserted following the final sentence of the first full paragraph on page 51 of the Definitive Proxy:

The joint press release reported the value of the transaction consideration based on the February 19, 2013 closing price of $43.18 per SCBT share, the most recent SCBT closing share price then-available, which resulted in an implied price per First Financial share of $18.30 and an aggregate transaction valuation of approximately $302.4 million; the value of the transaction consideration may also be calculated using the simple, non-volume-weighted average closing price of SCBT’s common stock for the fifteen-trading-day period ended February 15, 2013, which would result in an implied price per First Financial share of $18.00, as described above, and an aggregate transaction valuation of approximately $297.5 million.

The second sentence of the first full paragraph on page 57 of the Definitive Proxy is revised as follows (supplemental disclosure is underlined):

The table below sets forth the data for First Financial and for each of the companies in the First Financial peer group, as well as the high, low, mean, and median of that group, as of and for the twelve months ended December 31, 2012, with pricing data as of February 15, 2013.

The following discussion supplements and replaces the Comparable Group Analysis table at page 57 of the Definitive Proxy to provide the individually observed financial and market trading data for each of the companies in the First Financial peer group:

				Capital Position			LTM Profitability				Asset Quality			Valuation
												NPAs/	NCOs	Price/
Company	City, State	Ticker	Total Assets ($)	TCE/ TA (%)	Tier 1 Leverage Ratio (%)	Total RBC Ratio (%)	ROAA (%)	ROAE (%)	Net Interest Margin (%)	Efficiency Ratio (%)	LLR/ Gross Loans (%)	Total Assets (1) (%)	/ Avg. Loans (%)	Tang. Book Value (%)	LTM EPS (x)	2013 Est. EPS (x)	Current Dividend Yield (%)	Market Value ($)
Trustmark Corporation	Jackson, MS	TRMK	9,829	10.28	10.97	17.22	1.20	9.30	4.09	62.2	1.42	1.69	0.29	158	13.2	13.6	3.86	1,545
United Bankshares, Inc.	Charleston, WV	UBSI	8,420	7.55	10.62	13.67	0.98	8.35	3.78	53.1	1.13	1.48	0.36	216	15.8	14.4	4.77	1,307
Capital Bank Financial Corporation	Coral Gables, FL	CBF	7,296	13.89	15.91	24.48	0.84	5.31	4.40	72.5	1.17	2.67	0.09	99	15.9	20.3	NA	578
United Community Banks, Inc.	Blairsville, GA	UCBI	6,802	5.66	9.70	15.82	0.55	6.51	3.50	59.5	2.53	3.69	1.40	167	25.2	14.9	0.00	470
WesBanco, Inc.	Wheeling, WV	WSBC	6,079	6.77	9.11	14.45	0.88	7.54	3.53	60.7	1.42	1.15	0.48	172	12.5	11.5	3.14	670
Pinnacle Financial Partners, Inc.	Nashville, TN	PNFP	5,041	8.97	10.57	13.02	0.86	6.01	3.71	59.0	1.85	1.37	0.24	175	19.7	15.4	NA	752
Union First Market Bankshares Corporation	Richmond, VA	UBSH	4,096	8.97	10.29	14.57	0.89	8.13	4.34	63.5	1.11	2.70	1.07	125	13.0	12.7	2.91	452
First Bancorp	Troy, NC	FBNC	3,245	6.81	10.24	16.65	(0.71)	(6.77)	4.78	57.8	1.92	3.27	8.13	120	NM	14.9	2.43	259
BNC Bancorp	High Point, NC	BNCN	3,084	6.63	9.59	13.90	0.41	4.91	3.85	74.3	1.93	2.71	1.43	100	17.1	12.8	2.44	168
StellarOne Corporation	Charlottesville, VA	STEL	3,023	10.80	11.92	16.86	0.75	5.23	3.80	69.4	1.41	2.11	0.28	109	15.5	14.9	2.14	342
First Community Bancshares, Inc.	Bluefield, VA	FCBC	2,731	8.72	9.74	16.18	1.14	8.53	4.23	55.0	1.49	1.26	0.34	133	11.0	10.4	3.11	309
Park Sterling Corporation	Charlotte, NC	PSTB	2,033	11.11	15.39	23.44	0.35	2.12	4.27	72.2	0.77	1.79	(0.12)	114	48.1	16.0	NA	257
		High	9,829	13.89	15.91	24.48	1.20	9.30	4.78	74.3	2.53	3.69	8.13	216	48.1	20.3	4.77	1,545
		Low	2,033	5.66	9.11	13.02	(0.71)	(6.77)	3.50	53.1	0.77	1.15	(0.12)	99	11.0	10.4	0.00	168
		Mean	5,140	8.85	11.17	16.69	0.68	5.43	4.02	63.3	1.51	2.16	1.17	141	18.8	14.3	2.76	592
		Median	4,568	8.84	10.43	16.00	0.85	6.26	3.97	61.4	1.42	1.95	0.35	129	15.8	14.7	2.91	461
FIVE	Charleston, SC		3,216	7.09	10.54	16.16	0.60	6.73	4.24	67.1	1.73	1.54	1.14	120	13.6	13.9	1.22	271

The following disclosure supplements the discussion in the second sentence of the second paragraph at page 59 of the Definitive Proxy concerning the Net Present Value Analysis performed by Sandler O’Neill:

The income streams that were discounted to present values using different discount rates ranging from 10.0% to 15.0% were dividend income streams.

The following is added to the discussion at the end of the second paragraph at page 59 of the Definitive Proxy concerning the Net Present Value Analysis performed by Sandler O’Neill:

The discount rate was determined by Sandler O’Neill based on the cost of equity calculation, which is the sum of the Risk Free Rate and the Equity Risk Premium and the Industry Premium.  The discount rate calculation was performed by taking the sum of the 10-year Treasury yield (2.01%) and the Ibbotson 60-year equity risk premium (5.70%) plus the Ibbotson Size Premium for companies with market capitalization below $423 million (3.89%) and the Industry Premium for depository institutions of 2.20%, which equals an implied discount rate of 13.80%.

The following discussion follows the end of the first paragraph at page 59 of the Definitive Proxy concerning the Net Present Value Analysis performed by Sandler O’Neill:

The estimated long-term growth rate was not utilized.

The following discussion follows the second sentence of the second paragraph at page 59 of the Definitive Proxy concerning the Net Present Value Analysis performed by Sandler O’Neill:

Historically, SCBT’s stock has traded at higher earnings per share multiples than First Financial’s.  Sandler O’Neill’s knowledge of this trading multiple disparity, together with its experience and expectations for future banking sector trading multiples, resulted in Sandler O’Neill’s determination to use lower earnings per share and tangible book value per share multiples for First Financial than it did for SCBT when it performed its net present value analysis for each company.

The following disclosure supplements and follows the discussion in the last sentence of the first paragraph at page 60 of the Definitive Proxy concerning the Net Present Value Analysis performed by Sandler O’Neill:

The income streams that were discounted to present values using different discount rates ranging from 10.0% to 15.0% were dividend income streams.

The following is added to the discussion at the end of the second paragraph at page 59 of the Definitive Proxy concerning the Net Present Value Analysis performed by Sandler O’Neill:

The discount rate was determined by Sandler O’Neill based on the cost of equity calculation, which is the sum of the Risk Free Rate and the Equity Risk Premium and the Industry Premium.  The discount rate calculation was performed by taking the sum of the 10-year Treasury yield (2.01%) and the Ibbotson 60-year equity risk premium (5.70%) plus the Ibbotson Size Premium for companies with market capitalization below $423 million (3.89%) and the Industry Premium for depository institutions of 2.20%, which equals an implied discount rate of 13.80%.

The following discussion supplements and follows the second sentence of the first paragraph at page 60 of the Definitive Proxy concerning the Net Present Value Analysis performed by Sandler O’Neill:

The earnings per share growth rates used were 12% for each of the years 2015 through 2017.

The following discussion supplements and follows the second sentence of the second paragraph at page 59 of the Definitive Proxy concerning the Net Present Value Analysis performed by Sandler O’Neill:

Historically, SCBT’s stock has traded at higher earnings per share multiples than First Financial’s.  Sandler O’Neill’s knowledge of this trading multiple disparity, together with its experience and expectations for future banking sector trading multiples, resulted in Sandler O’Neill’s determination to use lower earnings per share and tangible book value per share multiples for First Financial than it did for SCBT when it performed its net present value analysis for each company.

The following discussion supplements and replaces the Comparable Transaction Multiples Table at page 61 of the Definitive Proxy concerning the Analysis of Selected Merger Transactions to disclose the individually observed multiples for each of the selected transactions from both the Southeast and Nationwide data sets:

M&A Comp

Nationwide Bank and Thrift Transactions Since January 1, 2011; Target Assets of $500mm-$10bn

							Target Financial at Announcement				Purchase Price /
Acquiror	St	Target	St	Consideration	Announce Date	Deal Value ($mm)	Total Assets| ($mm)	LTM ROAA (%)	TCE/ TA (%)	NPAs/ Assets (%)	Book Value (%)	Tang. Book Value (%)	LTM EPS (X)	Core Deposit Premium	Market Premium
Renasant Corp.	MS	First M&F Corp.	MS	Cash/Stock	02/06/13	151	1,602	0.44	5.97	3.49	117	122	23.3	1.7	51.8
United Bankshares Inc.	WV	Virginia Commerce Bancorp Inc.	VA	Stock	01/29/13	495	2,824	1.01	8.69	3.32	183	183	21.0	10.7	17.6
Bank of the Ozarks Inc.	AR	First National Bank of Shelby	NC	Cash/Stock	01/24/13	64	884	0.22	11.47	7.08	63	63	32.0	(7.4)	—
Western Alliance Bancorp	AZ	Centennial Bank	CA	Cash	01/18/13	58	582	0.91	17.17	14.75	66	66	9.6	(7.8)	—
Investors Bancorp Inc. (MHC)	NJ	Roma Financial Corp. (MHC)	NJ	Stock	12/19/12	459	1,835	0.23	11.83	3.01	106	107	NM	2.1	70.5
PacWest Bancorp	CA	First California Financial Grp	CA	Stock	11/06/12	235	1,991	0.64	7.18	1.95	111	170	21.1	7.2	17.5
NBT Bancorp Inc.	NY	Alliance Financial Corp.	NY	Stock	10/07/12	231	1,423	0.84	7.85	0.62	157	212	19.1	12.4	22.4
Columbia Banking System Inc.	WA	West Coast Bancorp	OR	Cash/Stock	09/25/12	509	2,408	0.60	12.74	3.05	145	145	23.1	7.6	12.0
Crescent Financial Bancshares	NC	ECB Bancorp Inc.	NC	Stock	09/25/12	54	944	NM	6.96	4.00	81	81	NM	(1.8)	59.5
Prosperity Bancshares Inc.	TX	Coppermark Bancshares Inc.	OK	Cash/Stock	09/21/12	194	1,325	1.16	9.24	1.71	159	159	13.1	6.9	—
FirstMerit Corp.	OH	Citizens Republic Bancorp Inc.	MI	Cash/Stock	09/12/12	1,291	9,670	0.63	7.73	1.16	90	130	14.8	3.3	14.7
SCBT Financial Corp.	SC	Savannah Bancorp Inc.	GA	Stock	08/07/12	67	952	NM	8.46	5.79	80	83	NM	(2.0)	69.1
City Holding Co.	WV	Community Financial Corp.	VA	Cash/Stock	08/02/12	38	504	0.35	7.53	7.27	66	66	23.9	(4.4)	46.8
First PacTrust Bancorp Inc.	CA	Private Bank of California	CA	Cash/Stock	07/23/12	52	639	0.39	6.36	0.43	122	122	25.5	1.9	27.5
WesBanco Inc.	WV	Fidelity Bancorp Inc.	PA	Cash/Stock	07/19/12	73	666	0.25	6.42	2.96	157	167	56.4	6.7	82.9
SKBHC Holdings LLC	WA	PremierWest Bancorp	OR	Cash	06/27/12	58	1,158	NM	3.35	7.74	41	43	NM	(2.4)	19.6
Investors Bancorp Inc. (MHC)	NJ	Marathon Banking Corporation	NY	Cash	06/14/12	135	902	0.66	10.14	0.79	123	151	23.8	7.4	—
Equity Bancshares Inc.	KS	First Community Bancshares Inc	KS	Stock	06/05/12	18	643	0.20	2.91	4.98	53	53	14.4	(3.7)	—
Berkshire Hills Bancorp Inc.	MA	Beacon Federal Bancorp Inc.	NY	Cash/Stock	05/31/12	130	1,025	0.52	11.12	4.00	111	111	22.6	2.3	48.9
Trustmark Corp.	MS	BancTrust Financial Group Inc.	AL	Stock	05/28/12	55	2,009	NM	3.01	8.31	87	91	NM	(0.4)	62.2
Park Sterling Corporation	NC	Citizens South Banking Corp.	NC	Cash/Stock	05/13/12	78	1,074	NM	6.36	3.62	112	114	NM	1.4	35.2
Hilltop Holdings Inc.	TX	PlainsCapital Corp.	TX	Cash/Stock	05/08/12	641	5,788	1.24	6.62	1.69	114	128	8.6	3.2	—
WashingtonFirst Bankshares Inc	VA	Alliance Bankshares Corp.	VA	Cash/Stock	05/03/12	24	506	NM	5.55	3.55	86	86	NM	(1.2)	15.4
Independent Bank Corp.	MA	Central Bancorp Inc.	MA	Cash/Stock	04/30/12	65	521	0.21	6.28	2.75	154	165	62.2	8.1	70.7
Carlile Bancshares Inc.	TX	Washington Investment Co.	CO	Cash	04/20/12	65	532	NM	10.90	10.73	111	112	NM	2.3	—
Washington Federal Inc.	WA	South Valley Bancorp Inc.	OR	Stock	04/04/12	73	869	NM	7.66	5.35	53	51	NM	(5.2)	—
Capital Bank Finl Corp	FL	Southern Community Financial	NC	Cash	03/26/12	121	1,501	0.20	3.76	7.09	92	93	NM	(0.4)	58.7
United Financial Bancorp	MA	New England Bancshares	CT	Stock	03/19/12	86	727	0.64	7.85	2.71	118	155	19.1	6.5	38.2
Mitsubishi UFJ Finl Grp Inc	—	Pacific Capital Bancorp	CA	Cash	03/09/12	1,516	5,850	1.20	11.71	1.19	199	224	21.5	22.2	60.3
Cadence Bancorp LLC	TX	Encore Bancshares Inc.	TX	Cash	03/05/12	251	1,523	0.49	6.76	1.12	171	240	34.7	16.3	37.7
Carlile Bancshares Inc.	TX	Northstar Financial Corp.	TX	Cash	02/21/12	115	950	1.08	6.92	2.00	173	174	18.2	7.4	—
Tompkins Financial Corporation	NY	VIST Financial Corp.	PA	Cash/Stock	01/25/12	109	1,486	0.32	4.98	2.79	71	116	28.8	1.2	83.8
Old National Bancorp	IN	Indiana Community Bancorp	IN	Cash/Stock	01/24/12	105	985	NM	6.79	4.35	123	123	NM	2.0	65.4
Prosperity Bancshares Inc.	TX	American State Financial Corp.	TX	Cash/Stock	01/12/12	529	3,082	1.48	8.38	0.30	189	206	12.6	13.5	—
SCBT Financial Corp.	SC	Peoples Bancorporation Inc.	SC	Cash/Stock	12/19/11	41	546	0.38	8.31	5.24	61	61	22.0	(4.8)	—
ViewPoint Financial Group Inc	TX	Highlands Bancshares Inc.	TX	Stock	12/08/11	71	508	0.30	12.28	1.11	102	120	64.3	3.2	—
Susquehanna Bancshares Inc.	PA	Tower Bancorp Inc.	PA	Cash/Stock	06/20/11	342	2,616	NM	8.87	1.60	135	149	NM	6.1	40.6
F.N.B. Corp.	PA	Parkvale Financial Corp.	PA	Cash/Stock	06/15/11	163	1,801	NM	3.62	2.04	138	198	NM	4.9	—
Opus Bank	CA	RMG Capital Corporation	CA	Cash	06/06/11	49	684	0.15	5.51	3.58	130	131	47.2	3.0	—

							Target Financial at Announcement				Purchase Price /
Acquiror	St	Target	St	Consideration	Announce Date	Deal Value ($mm)	Total Assets| ($mm)	LTM ROAA (%)	TCE/ TA (%)	NPAs/ Assets (%)	Book Value (%)	Tang. Book Value (%)	LTM EPS (X)	Core Deposit Premium	Market Premium
BankUnited Inc.	FL	Herald National Bank	NY	Cash/Stock	06/02/11	70	501	NM	7.62	0.33	132	132	NM	3.1	0.1
Valley National Bancorp	NJ	State Bancorp Inc.	NY	Cash/Stock	04/28/11	267	1,580	0.70	7.67	2.46	188	188	23.7	9.2	25.7
Brookline Bancorp Inc.	MA	Bancorp Rhode Island Inc.	RI	Cash/Stock	04/19/11	234	1,604	0.62	7.31	1.13	175	193	22.9	10.9	57.1
IBERIABANK Corp.	LA	Cameron Bancshares Inc.	LA	Stock	03/10/11	135	706	1.29	10.96	1.34	174	174	14.6	11.9	—
Opus Bank	CA	Cascade Financial Corp.	WA	Cash	03/03/11	22	1,498	NM	1.39	9.76	26	27	NM	(1.4)	(19.9)
IBERIABANK Corp.	LA	Omni Bancshares Inc.	LA	Stock	02/21/11	40	746	NM	4.42	8.71	121	121	NM	1.4	—
Susquehanna Bancshares Inc.	PA	Abington Bancorp Inc	PA	Stock	01/26/11	274	1,247	0.61	16.99	3.18	124	124	33.4	7.5	13.8
Industrial and Commercial Bank	—	Bank of East Asia (USA) NA	NY	Cash	01/21/11	140	717	0.53	15.58	4.72	134	162	47.6	21.1	—
People’s United Financial Inc.	CT	Danvers Bancorp Inc.	MA	Cash	01/20/11	489	2,631	0.65	10.01	0.73	163	184	28.5	12.8	32.9
Comerica Inc.	TX	Sterling Bancshares Inc.	TX	Stock	01/16/11	1,029	5,040	0.01	9.13	3.89	162	230	NM	16.5	29.8
First Illinois Corporation	IL	HPB Holdings Inc	IL	Cash	01/12/11	25	867	0.62	8.74	0.21	80	80	7.1	(2.0)	—
				High		1,516	9,670	1.48	17.17	14.75	199	240	64.3	22.2	83.8
				Low		18	501	NM	1.39	0.21	26	27	7.1	(7.8)	(19.9)
				Mean		231	1,653	0.21	8.10	3.71	119	132	26.1	4.4	39.6
				Median		112	1,049	0.37	7.66	3.03	119	126	22.9	3.1	37.9

Southeast Bank and Thrift Transactions Since January 1, 2011; Target Assets of $500mm-$10bn

							Target Financial at Announcement				Purchase Price /
Acquiror	St	Target	St	Consideration	Announce Date	Deal Value ($mm)	Total Assets| ($mm)	LTM ROAA (%)	TCE/ TA (%)	NPAs/ Assets (%)	Book Value (%)	Tang. Book Value (%)	LTM EPS (X)	Core Deposit Premium	Market Premium
Renasant Corp.	MS	First M&F Corp.	MS	Stock	02/06/13	151	1,602	0.44	5.97	3.49	117	122	23.3	1.7	51.8
United Bankshares Inc.	WV	Virginia Commerce Bancorp Inc.	VA	Stock	01/29/13	495	2,824	1.01	8.69	3.32	183	183	21.0	10.7	17.6
Bank of the Ozarks Inc.	AR	First National Bank of Shelby	NC	Cash/Stock	01/24/13	64	884	0.22	11.47	7.08	63	63	32.0	(7.4)	—
Crescent Financial Bancshares	NC	ECB Bancorp Inc.	NC	Stock	09/25/12	54	944	NM	6.96	4.00	81	81	NM	(1.8)	59.5
SCBT Financial Corp.	SC	Savannah Bancorp Inc.	GA	Stock	08/07/12	67	952	NM	8.46	5.79	80	83	NM	(2.0)	69.1
City Holding Co.	WV	Community Financial Corp.	VA	Cash/Stock	08/02/12	38	504	0.35	7.53	7.27	66	66	23.9	(4.4)	46.8
Trustmark Corp.	MS	BancTrust Financial Group Inc.	AL	Stock	05/28/12	55	2,009	NM	3.01	8.31	87	91	NM	(0.4)	62.2
Park Sterling Corporation	NC	Citizens South Banking Corp.	NC	Cash/Stock	05/13/12	78	1,074	NM	6.36	3.62	112	114	NM	1.4	35.2
WashingtonFirst Bankshares Inc	VA	Alliance Bankshares Corp.	VA	Cash/Stock	05/03/12	24	506	NM	5.55	3.55	86	86	NM	(1.2)	15.4
Capital Bank Finl Corp	FL	Southern Community Financial	NC	Cash	03/26/12	121	1,501	0.20	3.76	7.09	92	93	NM	(0.4)	58.7
SCBT Financial Corp.	SC	Peoples Bancorporation Inc.	SC	Cash/Stock	12/19/11	41	546	0.38	8.31	5.24	61	61	22.0	(4.8)	—
				High		495	2,824	1.48	11.47	8.31	183	183	32.0	10.7	69.1
				Low		24	504	NM	3.01	3.32	61	61	21.0	(7.4)	15.4
				Mean		108	1,213	0.09	6.92	5.34	93	95	24.4	(0.8)	46.3
				Median		64	952	0.26	6.96	5.24	86	86	23.3	(1.2)	51.8

The following discussion supplements the Pro Forma Merger Analysis at page 62 of the Definitive Proxy concerning Sandler O’Neill’s pro forma projections.  The sentence following the carryover paragraph at the top of page 62 is replaced by the following sentence:

“Sandler O’Neill’s analysis resulted in the following results:”

and the captions of the two line items that follow that sentence (“Earnings Per Share (1)” and Tangible Book Value”) are replaced by:

“SCBT Pro Forma Earnings Per Share” and “SCBT Pro Forma Tangible Book Value,” respectively.

Further, the following discussion supplements the Pro Forma Merger Analysis at page 62 of the Definitive Proxy concerning the specific amounts and percentage accretion to SCBT’s projected earnings per share, excluding transaction expenses, for years 2013 — 2017.  This information immediately precedes the Pro Forma Contribution Analysis:

The SCBT earnings per share accretion/(dilution), excluding transaction expenses, used in the analysis performed by Sandler O’Neill for the years 2013, 2014, 2015, 2016 and 2017 was 11.1%, 34.7%, 32.2%, 29.1% and 25.3%, respectively.  The SCBT tangible book value accretion/(dilution), excluding transaction expenses, used in the analysis performed by Sandler O’Neill for the years 2013, 2014, 2015, 2016 and 2017 was (8.2%), (3.5%), 1.1%, 4.9% and 7.9%, respectively.

Sandler O’Neill also analyzed the pro forma capital ratio of SCBT pro forma for the merger.  The analysis provided the following results:

	2013	2014	2015	2016	2017
Tangible Common Equity/Tangible Assets:	6.8%	7.5%	8.0%	8.3%	8.7%
Tier 1 Leverage Ratio:	8.9%	9.0%	9.5%	9.7%	10.0%
Tier 1 Risk Based Capital Ratio:	12.5%	12.2%	12.8%	13.2%	13.6%
Total Risk Based Capital Ratio:	13.7%	13.4%	14.0%	14.5%	14.8%

The following discussion supplements the first paragraph at page 59 and 60 of the Definitive Proxy concerning the Net Present Value Analysis performed by Sandler O’Neill:

The Net Present Value analysis approximates a discounted cash flow analysis.

The following discussion supplements the first full paragraph at page 63 of the Definitive Proxy concerning the nature of the services Sandler O’Neill provided to First Financial and SCBT during the last two years.

The transaction fees provided by Sandler O’Neill were for investment banking services.

The third sentence of the paragraph spanning pages 68-69 of the Definitive Proxy is revised to read in its entirety as follows (supplemental disclosure is underlined):

To perform this analysis KBW used historical, publicly available financial information of each of SCBT and First Financial as of the three month period ended December 31, 2012.

The following discussion supplements and replaces the Recent Transactions Analysis table at page 69 of the Definitive Proxy listing the recent transactions reviewed to disclose the individual announcement dates for each of the selected transactions included in the group:

Acquiror Name	Target Name	Date Announced
People’s United Financial	Danvers Bancorp, Inc.	January 20, 2011

Susquehanna Bancshares, Inc.	Abington Bancorp, Inc.	January 26, 2011

IBERIABANK Corporation	Cameron Bancshares, Inc.	March 11, 2011

Brookline Bancorp, Inc.	Bancorp Rhode Island, Inc.	April 20, 2011

Valley National Bancorp	State Bancorp, Inc.	April 28, 2011

F.N.B. Corporation	Parkvale Financial Corporation	June 15, 2011

Susquehanna Bancshares, Inc.	Tower Bancorp, Inc.	June 20, 2011

Acquiror Name	Target Name	Date Announced
Carlile Bancshares, Inc.	Northstar Financial Corporation	February 21, 2012

Cadence Bancorp, LLC	Encore Bancshares, Inc.	March 6, 2012

Berkshire Hills Bancorp, Inc.	Beacon Federal Bancorp, Inc.	May 31, 2012

Investors Bancorp, MHC	Marathon Banking Corporation	June 14, 2012

NBT Bancorp Inc.	Alliance Financial Corporation	October 8, 2012

PacWest Bancorp	First California Financial Group, Inc.	November 6, 2012

Prosperity Bancshares, Inc.	Coppermark Bancshares, Inc.	December 10, 2012

United Bankshares, Inc.	Virginia Commerce Bancorp, Inc.	January 30, 2013

Renasant Corporation	First M&F Corporation	February 7, 2013

The first sentence of the paragraph spanning pages 69-70 of the Definitive Proxy is revised to read in its entirety as follows (supplemental disclosure is underlined):

With respect to the proposed merger between First Financial and SCBT, transaction multiples for the merger were derived from an implied aggregate offer price per share of $18.07 for First Financial, based on SCBT’s closing price of $42.64 on February 15, 2013, the most recent SCBT closing share price then-available, and a fixed exchange ratio of 0.4237 shares of SCBT common stock for one share of First Financial common stock.

The third sentence of paragraph titled “Financial Impact Analysis” on page 70 of the Definitive Proxy is revised to read in its entirety as follows (supplemental disclosure is underlined):

In the course of this analysis, KBW used earnings estimates for SCBT for 2013 and 2014 of $3.23 and $3.41, respectively, which were obtained from FactSet Research Systems, Inc., as compiled by SNL Financial, a nationally recognized earnings estimate consolidator, and used earnings estimates for First Financial for 2013 and 2014 prepared by SCBT management.

The following discussion supplements the “SCBT and First Financial Unaudited Prospective Financial Information” section at page 73 of the Definitive Proxy:

The following also includes certain unaudited prospective financial information regarding First Financial, which was prepared by SCBT management on the basis of publicly available analyst estimates, the First Financial 2013 Budget described above, and certain pro forma adjustments deemed reasonable by SCBT management in view of certain contemplated post-closing changes to business strategy (e.g., SCBT management assumed the full repayment of outstanding FHLB advances of First Financial, thereby reducing the amount of interest expense each year), in connection with its analysis of the transaction and also provided to SCBT’s financial advisor:

First Financial Earnings

•                  2013 (Pre-Close / Post-Closing): $19.2 million / $3.8 million

•                  2014: $23.6 million

The fourth sentence of the paragraph headed “Financial Impact Analysis” on page 70 of the Definitive Proxy is revised to read in its entirety as follows (supplemental disclosure is underlined):

This analysis indicated that the merger is expected to be 1.5% dilutive to SCBT’s estimated earnings per share in 2013 and 16.2% accretive to SCBT’s estimated earnings per share in 2014.  This analysis was based on a variety of assumptions and sensitivities, including estimated combined company cost savings assumptions for the transaction, prepared by SCBT management (developed on the basis of publicly available analyst estimates, the First Financial 2013 Budget described elsewhere in this joint proxy statement/prospectus, and certain pro forma adjustments deemed reasonable by SCBT management in view of certain contemplated post-closing changes to business strategy (e.g., SCBT management assumed the full repayment of outstanding FHLB advances of First Financial, thereby reducing the amount of interest expense each year)), of savings of 30% of First Financial’s projected 2013 non-interest expenses phased-in over three years (30% realized in 2013 and 80% realized in 2014).  In connection with this analysis, KBW also used estimated 2013 balance sheet growth projections of SCBT and First Financial, prepared by SCBT management (developed on the same basis as described above), of 0.25% growth (annualized) for SCBT and 5.38% negative growth (annualized) for First Financial.

The fifth sentence of the paragraph headed “Financial Impact Analysis” on page 70 of the Definitive Proxy is revised to read in its entirety as follows (supplemental disclosure is underlined):

The analysis also indicated that the merger is expected to be 8.3% accretive to book value per share and 8.0% dilutive to tangible book value per share for SCBT and that SCBT would maintain a well-capitalized Leverage Ratio of 8.98%, Tier 1 Capital Ratio of 13.04% and Total Capital Ratio of 14.30% following the completion of the merger.

The final sentence of the paragraph spanning pages 70-71 of the Definitive Proxy is deleted and revised to read in its entirety as follows:

Cash flows for First Financial are comprised of excess earnings above the earnings that would be needed to be retained to maintain a tangible common equity / tangible asset ratio of 7.50%.

The following disclosure is inserted between the second and third sentences of the paragraph spanning pages 70-71 of the Definitive Proxy:

The range of discount rates was selected to provide sensitivities around First Financial’s estimated cost of equity capital per the Capital Asset Pricing Model, or CAPM.  The CAPM cost of equity was determined by adding (1) a risk-free rate to (2) the product of the equity risk premium and a beta and (3) a size premium.

The fifth sentence of the paragraph spanning pages 70-71 of the Definitive Proxy is revised to read in its entirety as follows (supplemental disclosure is underlined):

In performing this analysis, KBW used estimates of First Financial’s future earnings prepared by SCBT management for 2013 and 2014 (developed on the basis of publicly available analyst estimates, the First Financial 2013 Budget described elsewhere in this joint proxy statement/prospectus, and certain pro forma adjustments deemed reasonable by SCBT management in view of certain contemplated post-closing changes to business strategy (e.g., SCBT management assumed the full repayment of outstanding FHLB advances of First Financial, thereby reducing the amount of interest expense each year)), described elsewhere in this joint proxy statement/prospectus, and used long term earnings (approximately 0.78% ROAA in 2014 and annually thereafter) and balance sheet growth rate (approximately 2.2% in 2014 and 4.5% annually thereafter) assumptions prepared by SCBT management (developed on the same basis as described above) to such 2014 First Financial earnings estimates to arrive at First Financial earnings estimates for the years 2015-2018.  In connection with this analysis, KBW also used estimated cost savings assumptions for the transaction, prepared by SCBT management (developed on the same basis as described above), of savings of 30% of First Financial’s projected 2013 non-interest expenses phased-in over three years from 2013-2015 (30% realized in 2013, 80% realized in 2014, and 100% realized in 2015).

The following disclosure is inserted after the final sentence of the sixth full paragraph on page 85 of the Definitive Proxy:

SCBT will not declare or pay its next quarterly dividend until after the closing of the merger.

The following disclosure is inserted after the final sentence of the last paragraph on page 82 of the Definitive Proxy:

On June 7, 2013, defendants moved to dismiss the lawsuit for lack of personal jurisdiction and on the grounds of forum non conveniens.  On June 19, 2013, proceeding by order to show cause, plaintiff requested a preliminary injunction preventing defendants from consummating the merger pending expedited discovery, directing defendants to submit to expedited discovery and scheduling a post-expedited discovery hearing on plaintiff’s motion to continue the preliminary injunction pending trial.  On July 8, 2013, the law clerk for the New York state court judge to whom that action is assigned advised the parties that the Court was inclined to deny defendants’ motion to dismiss and plaintiff’s request for a preliminary injunction pending expedited discovery, but to allow plaintiff to conduct limited expedited discovery with leave to file a renewed motion for preliminary injunction if necessary.  The parties are currently engaged in limited expedited discovery.

Cautionary Statement Regarding Forward-Looking Statements

Statements included in this report which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934.   Forward looking statements generally include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.   SCBT cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results.  Such risks and uncertainties, include, among others, the following possibilities: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive merger agreement between SCBT and First Financial; (2) the outcome of any legal proceedings that may be instituted against SCBT or First Financial; (3) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to satisfy each transaction’s respective conditions to completion, including the receipt of regulatory approval; (4) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (5) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (6) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (7) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (8) transaction risk arising from problems with service or product delivery; (9) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (10) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (11) reputation risk that adversely affects earnings or capital arising from negative public opinion; (12) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (13) cybersecurity risk related to our dependence on internal computer systems and the technology of outside service providers, as well as the potential impacts of third-party security breaches,  subjects the company to potential business disruptions or financial losses resulting from deliberate attacks or unintentional events; (14) economic downturn risk resulting in deterioration in the credit markets; (15) greater than expected noninterest expenses; (16) excessive loan losses; (17) failure to realize synergies and other financial benefits from, and to limit liabilities associates with, mergers and acquisitions, including mergers with Peoples Bancorporation (“Peoples”), The Savannah Bancorp, Inc. (“Savannah”), and First Financial, within the expected time frame; (18) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with the integration of Savannah and First Financial, including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters; (19) the risks of fluctuations in market prices for SCBT common stock that may or may not reflect economic condition or performance of SCBT; (20) the payment of dividends on SCBT common stock is subject to regulatory supervision as well as the discretion of the board of directors of SCBT; and (21) other factors, which could cause actual results to differ materially from future results expressed or implied by such forward looking statements.

Where You Can Find More Information

In connection with the Merger, SCBT filed a registration statement on Form S-4, as amended, with the SEC that was declared effective by the SEC on June 13, 2013.  The Definitive Proxy, which forms a part of the Form S-4, was mailed to SCBT shareholders and First Financial shareholders on or about June 19, 2013.  Each of SCBT and First Financial may file other relevant documents concerning the Merger.  SCBT shareholders and First Financial shareholders are advised to read the Definitive Proxy and any other relevant documents filed with the SEC in connection with the Merger or incorporated by reference in the Definitive Proxy when they become available because they will contain important information about First Financial, SCBT and the Merger.  Investors may obtain these documents free of charge at the SEC’s website (www.sec.gov).  The documents can also be obtained, without charge, by directing a written request to either SCBT Financial Corporation, Post Office Box 1030, Columbia, SC 29202, Attention: Richard C. Mathis, Executive Vice President and Treasurer, or First Financial Holdings, Inc., 2440 Mall Drive, Charleston, SC 29406  Attention: Blaise Bettendorf, Chief Financial Officer.

SCBT, First Financial and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of SCBT and First Financial in connection with the merger.  Information about the directors and executive officers of SCBT and First Financial and their ownership of First Financial common stock is set forth in SCBT’s and First Financial’s most recent proxy statements as filed with the SEC, which are available at the SEC’s Internet site (http://www.sec.gov) and at SCBT’s and First Financial’s addresses in the preceding paragraph.   Additional information regarding the interests of such participants is included in the Definitive Proxy and the other relevant documents filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCBT FINANCIAL CORPORATION

By:	/s/ John C. Pollok
John C. Pollok
Senior Executive Vice President,
Chief Financial Officer and
Chief Operating Officer

Dated: July 16, 2013